UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2021 (June 10, 2021)

TERRA PROPERTY TRUST, INC. (Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-56117 (Commission File Number)	81-0963486 (I.R.S. Employer Identification No.)
550 Fifth Avenue, 6th Floor New York, New York 10036 (Address of principal executive offices, including zip code)
(212) 753-5100 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.00% Notes due 2026	TPTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 10, 2021, Terra Property Trust, Inc., a Maryland corporation (the “Company”), completed the previously announced offering of $78.5 million aggregate principal amount of the Company’s 6.00% notes due 2026 (the “Notes”). The net proceeds from the sale of the Notes are approximately $75.3 million, after deducting fees paid to the underwriters and estimated offering expenses. The Company expects to use the net proceeds from this offering to make investments in its targeted investments in accordance with its investment objectives and strategies and for general corporate purposes. The Company will issue the Notes in denominations of $25.00 and integral multiples of $25.00 in excess thereof. The Company has granted the underwriters an option to purchase up to an additional $11.5 million in aggregate principal amount of notes.

In connection with the issuance of the Notes, the Company entered into (i) an Indenture, dated June 10, 2021 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and (ii) the First Supplemental Indenture thereto, dated June 10, 2021 (the “Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”), by and between the Company and the Trustee.

The Notes will mature on June 30, 2026 unless earlier repurchased or redeemed. The Notes bear interest at a rate of 6.00% per annum accruing from June 10, 2021. Interest on the Notes is payable on March 30, June 30, September 30 and December 30 of each year, beginning September 30, 2021. The Notes are the Company’s direct unsecured obligations and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company; effectively subordinated in right of payment to any of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries and financing vehicles. The Company may redeem the Notes in whole or in part at any time, or from time to time on or after June 30, 2023, at the redemption price of par, plus accrued interest.

The Indenture contains certain covenants that, among other things, limit the ability of the Company, subject to exceptions, to make distributions in excess of 90% of the Company’s taxable income, incur indebtedness (as defined in the Indenture) or purchase shares of the Company’s capital stock unless the Company has an asset coverage ratio (as defined in the Indenture) of at least 150% after giving effect to such transaction. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The Notes have been approved for listing on the New York Stock Exchange under the symbol “TPTA” and trading of the Notes commenced thereon on June 15, 2021.

The foregoing description is a summary of the terms of the Indenture and the Notes and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are included as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, dated June 10, 2021, by and between Terra Property Trust, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No. 001-40496) filed with the Securities and Exchange Commission (the “SEC”) on June 14, 2021).
4.2	First Supplemental Indenture, dated June 10, 2021, by and between Terra Property Trust, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A (File No. 001-40496) filed with the SEC on June 14, 2021).
4.3	Form of Global Note representing the Notes (included in Exhibit 4.2).
5.1	Opinion of Alston & Bird LLP (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-11 filed with the SEC on April 16, 2021).
8.1	Opinion of Alston & Bird LLP with respect to certain tax matters (incorporated by reference to Exhibit 8.1 to the Company’s Registration Statement on Form S-11/A filed with the SEC on May 28, 2021).
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA PROPERTY TRUST, INC.

Date:	June 15, 2021	By:	/s/ Gregory M. Pinkus
Gregory M. Pinkus
Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary